Exhibit 99.1

FOR IMMEDIATE RELEASE

Contura Appoints Andy Eidson as President and Chief Financial Officer

Roger Nicholson and Dan Horn Also Receive Promotions

BRISTOL, Tenn., December 17, 2020 - Contura Energy, Inc. (NYSE: CTRA), a leading U.S. supplier of metallurgical products for the steel-making industry, today announced promotions within its executive leadership team as part of the company’s long-term succession planning process.

Contura’s board of directors voted unanimously to promote Andy Eidson to president and chief financial officer, effective December 14, 2020. Eidson will continue his existing duties as chief financial officer along with new responsibilities as president. Additionally, the board voted unanimously to promote Roger Nicholson to executive vice president, chief administrative officer, general counsel and secretary, and Dan Horn to executive vice president of sales, both effective on December 14, 2020. In addition to his promotion, Horn will become a Section 16 officer of the company.

Contura’s chairman and chief executive officer David Stetson praised the decisions of the board. “As we look at our long-range planning to solidify the sustainability and future success of the company, I am pleased to announce these promotions among our executive team,” Stetson said. “Both Roger and Dan deserve additional recognition for the excellent jobs they have done within their current roles, and promoting Andy to serve as president is both an accurate reflection of the value he currently brings to the organization and a vote of confidence in his ability to continue enhancing his leadership capabilities. Along with chief operating officer Jason Whitehead, these individuals make up an outstanding executive management team. I look forward to continuing to work alongside them as we execute the company’s strategy well into the future.”

Eidson has served as executive vice president and chief financial officer for Contura since its July 2016 inception, and he previously held the same role at Alpha Natural Resources. Prior to joining the executive leadership team at Alpha, Eidson served in a number of management roles for the company in strategy, business development, and mergers and acquisitions.

“I’ve been blessed with some incredible opportunities over the course of my career, and I am excited for this chance to dig into the broader business of this great company,” Eidson said of his new role. “I believe the men and women who make up the Contura workforce are the best in the business, and I consider it an honor to serve alongside such a talented group of professionals. I welcome the opportunity to continue partnering with our top-notch executive team to achieve our strategic initiatives and keep moving the company forward.”

Nicholson has served as executive vice president, general counsel and secretary of Contura since December 2019. Prior to joining Contura, he practiced law as a member of Steptoe & Johnson PLLC’s Charleston office and served in various senior executive legal roles in private practice.

Horn has served as president of Contura Coal Sales, LLC since December 2019 and has led metallurgical coal sales for the company. He previously served in a similar role for Alpha Natural Resources, where he led North American and export sales for more than a decade.

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies metallurgical coal to produce steel. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT
investorrelations@conturaenergy.com

Alex Rotonen, CFA
423.956.6882

MEDIA CONTACT
corporatecommunications@conturaenergy.com

Emily O’Quinn
423.573.0369

- ### -